                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               THE VIALINK COMPANY
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)  Title of each class of securities to which transaction applies:


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         (2)  Aggregate number of securities to which transaction applies:


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         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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         (4)  Proposed maximum aggregate value of transaction:


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         (5)  Total fee paid:


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[ ]  Fee paid previously with preliminary materials:


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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount previously paid:


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         (2)  Form, Schedule or Registration Statement no.:


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         (3)  Filing Party:


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         (4)  Date Filed:

                               THE VIALINK COMPANY
                           13155 NOEL ROAD, SUITE 800
                               DALLAS, TEXAS 75240

                                  June 28, 2001


Dear Stockholder:

         You are cordially invited to attend the 2001 Annual Meeting of Stockholders of The viaLink Company, which will be held at the WESTIN HOTEL GALLERIA, 13340 DALLAS PARKWAY, DALLAS, TEXAS 75240, ON AUGUST 3, 2001 AT 2:00 P.M. (CENTRAL DAYLIGHT SAVINGS TIME).

         Details of the business to be conducted at the 2001 Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

         After careful consideration, our Board of Directors has unanimously approved the proposals set forth in the Proxy Statement and recommends that you vote in favor of each such proposal and for each of the directors nominated for election to The viaLink Company Board of Directors.

         In order for us to have an efficient meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you are able to attend the annual meeting and wish to change your proxy vote, you may do so simply by voting in person at the annual meeting.

         We look forward to seeing you at the meeting.

                                  Sincerely,


                                  /s/ LEWIS B. KILBOURNE
                                  LEWIS B. KILBOURNE
                                  Chief Executive Officer and
                                  Chairman of the Board of Directors

                               THE VIALINK COMPANY
                           13155 NOEL ROAD, SUITE 800
                               DALLAS, TEXAS 75240


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD AUGUST 3, 2001

TO THE STOCKHOLDERS OF THE VIALINK COMPANY:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The viaLink Company, a Delaware corporation, will be held at the WESTIN HOTEL GALLERIA, 13340 DALLAS PARKWAY, DALLAS, TEXAS 75240, on AUGUST 3, 2001 at 2:00 P.M. (CENTRAL DAYLIGHT SAVINGS TIME), for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

         1. To elect two (2) Class II directors to serve until our 2004 annual meeting of stockholders, or until their respective successors are duly elected and qualified;

         2. To ratify the appointment of KPMG LLP as independent auditors for our company for the fiscal year ending December 31, 2001; and

         3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Only stockholders of record at the close of business on June 21, 2001 are entitled to notice of and to vote at the Annual Meeting. Our stock transfer books will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our executive offices.

         All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. The prompt return of your proxy card will assist us in preparing for the meeting. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                     BY ORDER OF THE BOARD OF DIRECTORS,






                                     /s/ LEWIS B. KILBOURNE

                                     LEWIS B. KILBOURNE
                                     Chief Executive Officer and
                                     Chairman of the Board of Directors
Dallas, Texas
June 28, 2001



YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, AND RETURN IT IN THE ENCLOSED ENVELOPE.

                               THE VIALINK COMPANY
                           13155 NOEL ROAD, SUITE 800
                               DALLAS, TEXAS 75240

                                ----------------

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 3, 2001

                                ----------------

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of The viaLink Company, a Delaware corporation, for use at the 2001 Annual Meeting of Stockholders to be held ON AUGUST 3, 2001 AT 2:00 P.M., CENTRAL DAYLIGHT SAVINGS TIME, AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF, AT THE WESTIN HOTEL GALLERIA, 13340 DALLAS PARKWAY, DALLAS, TEXAS 75240. These proxy solicitation materials were mailed on or about June 28, 2001, to all stockholders entitled to vote at our annual meeting.

VOTING

         The specific proposals to be considered and acted upon at our annual meeting are summarized in the accompanying notice and are described in more detail in this proxy statement. On June 21, 2001, the record date for determination of stockholders entitled to notice of and to vote at the annual meeting, we had outstanding 25,428,163 shares of our common stock, and 4,368 shares of our Series A Convertible Participating Preferred Stock. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on June 21, 2001. The holders of Series A Preferred Stock do not have voting rights other than those required by the Delaware General Corporation Law. Therefore, the holders of Series A Preferred Stock are not entitled to vote with respect to the proposals set forth in this proxy statement. Stockholders may not cumulate votes in the election of directors.

         All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

PROXIES

         If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the annual meeting in accordance with the instructions specified thereon. If you sign and return your proxy without specifying how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors proposed by our board unless the authority to vote for the election of such directors is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposal 2 described in the accompanying notice and proxy statement. You may revoke or change your Proxy at any time before the annual meeting by filing with our Corporate Secretary at our principal executive offices at 13155 Noel Road, Suite 800, Dallas, Texas 75240, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the annual meeting and voting in person.

SOLICITATION

         We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, facsimile or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholder proposals to be presented at our 2002 annual meeting of stockholders and in our proxy statement and form of proxy relating to that meeting, must be received by us at our principal executive offices in Dallas, Texas, addressed to our Secretary, not later than February 28, 2002, the date which is 120 days prior to one year from the mailing date of this proxy statement. In addition, the proxy solicited by our board of directors for our 2002 annual meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal not later than May 19, 2002. These proposals must comply with applicable Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission and the procedures set forth in our bylaws.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

GENERAL

         Our certificate of incorporation provides that our board of directors will be divided into three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. The board currently consists of five directors. The class whose term of office expires at this annual meeting currently consists of two directors. The directors elected to this class will serve for a term of three years, expiring at the 2004 annual meeting of stockholders, or in each case until their successors have been elected and qualified. The nominees listed below are currently members of our board of directors.

         The nominees for director have agreed to serve if elected, and management has no reason to believe that the nominees will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who may be designated by the present board of directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

NOMINEES FOR CLASS II DIRECTORS FOR TERM ENDING UPON THE 2004 ANNUAL MEETING OF STOCKHOLDERS

         Robert N. Baker, 49, is one of our co-founders and has served as a director since our formation in 1985 and was a Vice President until October 1998. Mr. Baker has served as our President and Chief Operating Officer since October 1998 and is responsible for our technology development and services. Mr. Baker has over 20 years of experience in management, technical support and systems development within the retail industry. He received his B.S. in mathematics from Oklahoma Christian University of Science and Arts.

         Warren D. Jones, 58, has served as a member of our board of directors, as chairman of the audit committee and as a member of the compensation committee of the board of directors since December 1999. Mr. Jones is currently retired. Prior to his retirement, Mr. Jones spent 31 years at PricewaterhouseCoopers LLP where he served as managing partner in New Orleans and Pittsburgh, and most recently was responsible for risk management and compliance for the firm's Southwest region technology, telecommunications and entertainment clients. Mr. Jones received his B.S. in industrial and labor relations from Cornell University and his M.B.A. from Syracuse University.

CONTINUING CLASS III DIRECTORS FOR TERM ENDING UPON THE 2002 ANNUAL MEETING OF STOCKHOLDERS

         Jimmy M. Wright, 47, has served as a member of our board of directors and as a member of the compensation and audit committees of the board of directors since February 1998. Mr. Wright is currently the Managing Partner with Diversified Retail Solutions, L.L.C., a supply chain consulting business, where he has served since February 1998. From July 1998 to September 1999, Mr. Wright served as the Chief Logistics Officer of Amazon.com, Inc., a publicly traded Web-based retailer. In January 1998, Mr. Wright retired as Vice President of Distribution for Wal-Mart Stores, Inc. During his 13-year tenure at Wal-Mart, he was involved in all facets of strategic planning, including supply chain management, personnel, site selection and building design. Mr. Wright received his B.B.A. in management from The University of Texas, Permian Basin.

CONTINUING CLASS I DIRECTORS FOR TERM ENDING UPON THE 2003 ANNUAL MEETING OF STOCKHOLDERS

         Lewis B. "Bucky" Kilbourne, Ph.D., 54, has served as a member of our board of directors since December 1997 and was elected as the Chief Executive Officer on October 1, 1998. Dr. Kilbourne also currently serves as Chairman of the Board. Dr. Kilbourne has more than 20 years of financial experience in the retail, food service and banking business. Prior to joining us, Dr. Kilbourne was a Professor of Finance and Economics at Oklahoma City University. Dr. Kilbourne also served as President of Kilbourne and Associates, Inc., a management consulting firm located in Oklahoma City. From January 1994 to May 1997, Dr. Kilbourne served as Chief Financial Officer of Sonic Corporation, a national restaurant chain based in Oklahoma City. He has also held executive financial positions with Popeye's, Church's Fried Chicken, Brock Hotels, Showbiz Pizza and National Convenience Stores. Dr. Kilbourne has a B.A. in political science and economics from Louisiana State University and a M.A. and Ph.D., both in economics, from the University of Pennsylvania.

         Sue A. Hale, 56, has served as a member of our board of directors and as the chairwoman of the compensation committee and a member of the audit committee of the board of directors since March 1999. Ms. Hale is currently the Executive Editor of the Daily Oklahoman, the largest daily paper in Oklahoma. From January 1996 to January 2000, Ms. Hale served as the General Manager of Connect Oklahoma, a statewide news and information Internet company. Ms. Hale received a B.A. in English and music from Southwestern College.

BOARD COMMITTEES AND MEETINGS

         The Board of Directors met 4 times and acted 4 times by unanimous written consent during the fiscal year ended December 31, 2000. The board of directors has an audit committee and a compensation committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees of the board of directors on which such director served during 2000.

         Audit Committee. We have a standing audit committee that makes recommendations to the board regarding the selection of independent auditors, reviews the results and scope of audits and other accounting-related services and reviews and evaluates our internal control functions. The members of the audit committee are Messrs. Jones and Wright and Ms. Hale. The audit committee held 3 meetings during 2000.

         Our board adopted and approved an amended charter for the audit committee in June 2000, a copy of which is attached hereto as Appendix A. The board has determined that all members of the audit committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

         Compensation Committee. We have a standing compensation committee that reviews and makes recommendations to the board concerning salaries and incentive compensation for our officers and employees. The compensation committee also administers our 1999 Stock Option/Stock Issuance Plan, our 1999 Employee Stock Purchase Plan and other employee incentive plans. The members of the compensation committee are Messrs. Jones and Wright and Ms. Hale. The compensation committee held 4 meetings during 2000 and acted by unanimous consent 4 times during 2000.

DIRECTOR COMPENSATION AND INDEMNIFICATION AGREEMENTS

         We currently pay our non-employee directors $10,000 annually for their services as members of the board of directors. We also reimburse our directors for any out-of-pocket expenses and additional fees incurred in attending meetings of the board of directors and committees thereof on which such directors serve. Under our 1999 Stock Option/Stock Issuance Plan, non-employee directors automatically receive stock option grants to purchase 48,000 shares of our common stock, provided such non-employee director has served on the board for at least six months. Employee directors are eligible to receive stock option grants at the discretion of the compensation committee of the board of directors.

         We did not grant any automatic or discretionary options to our non-employee directors in 2000. The options that should have been granted to non-employee directors after our 2000 annual meeting of stockholders were not granted until January 2001.

         Our certificate of incorporation limits the liability of our directors to us or our stockholders for breaches of the directors' fiduciary duties to the fullest extent permitted by Delaware law. In addition, our certificate of incorporation and bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law. We also maintain directors and officers liability insurance and enter into indemnification agreements with all of our directors and executive officers.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

                                  PROPOSAL TWO

                      RATIFICATION OF INDEPENDENT AUDITORS

         Our board of directors appointed the firm of KPMG LLP, independent public auditors for the fiscal year ended December 31, 2000, and has appointed KPMG LLP to serve in the same capacity for the fiscal year ending December 31, 2001. The board is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the annual meeting is required to ratify the selection of KPMG LLP.

         Stockholder ratification of the selection of KPMG LLP as our independent public auditors is not required by our bylaws or other applicable legal requirement. However, the board is submitting the selection of KPMG LLP to the stockholders as a matter of good corporate practice. In the event the stockholders fail to ratify the appointment, our board of directors will reconsider its selection. Even if the selection is ratified, the board in its discretion may direct the appointment of a different independent auditing firm at any time during the fiscal year if the board believes that such a change would be in the best interests of the company and our stockholders.

         A representative of KPMG LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

FEES BILLED TO US BY KPMG LLP DURING 2000

         Audit Fees. During 2000, KPMG LLP billed us an aggregate of $65,000 for services rendered for the audit of our annual financial statements and the reviews of the financial statements included in our quarterly reports on Form 10-QSB.

         Financial Information Systems Design and Implementation Fees. We did not engage KPMG LLP to provide advice to us regarding financial information systems design and implementation during 2000.

         All Other Fees. During 2000, KPMG LLP billed us an aggregate of $42,000 for all other non-audit services rendered to us, including tax related services.

         The audit committee has been provided with information regarding the services provided by KPMG LLP and has considered the compatibility of such services with maintaining the auditors' independence.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP TO SERVE AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                                  OTHER MATTERS

         We know of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

                             OWNERSHIP OF SECURITIES

         The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of June 21, 2001, by:

         o each person known by us who are beneficial owners of five percent (5%) or more of our common stock;

         o     each current director and nominee for director;

         o each executive officer named in the summary compensation table of the Executive Compensation and Other Information section of this proxy statement; and

         o     all current directors and executive officers as a group.

         Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

                                                                                                         PERCENTAGE
                                                                                    SHARES                OF SHARES
                                                                                 BENEFICIALLY            BENEFICIALLY
                             BENEFICIAL OWNER (1)                                   OWNED                 OWNED (2)
                             --------------------                                ------------            -----------
Executive Officers and Directors
Robert N. Baker (3).......................................................          2,707,620              10.35%
Mark L. Bromberg (4).......................................................            77,666                 *
Brian M. Carter (5)........................................................            93,229                 *
William P. Creasman (6)....................................................            53,666                 *
Sue A. Hale (7)............................................................            88,000                 *
Warren D. Jones (8)........................................................            70,000                 *
Lewis B. Kilbourne (9).....................................................           710,668               2.72%
David M. Lloyd (10)........................................................           352,666               1.37%
Robert I. Noe (11).........................................................           464,000               1.79%
Christopher Riley (12).....................................................            36,000                 *
Jack Scott (13)............................................................            77,394                 *
Jimmy M. Wright (14).......................................................           246,000                 *
   All executive officers and directors as a group (12 persons) (15).......         4,960,909              17.53%

Other 5% Stockholders:
   Hewlett-Packard Company (16)............................................         5,750,832              19.83%
   Cap Gemini Ernst & Young U.S. LLC (17)..................................         1,123,553               4.42%
   i2 Technologies, Inc. (18)..............................................         1,450,116               5.51%
   RGC International Investors, LDC (19)...................................         1,318,278               5.18%

--------------------
* Less than one percent of the outstanding common stock

(1) Unless otherwise indicated, the address for all officers and directors is 13155 Noel Road, Suite 800, Dallas, Texas 75240.

(2) Percentage of ownership is based on 25,428,163 shares of common stock outstanding on June 21, 2001. Class A Preferred Shares convertible to common stock at a ratio of 1000 common shares per preferred share, warrants, and shares of common stock subject to stock options which are currently exercisable or will become exercisable within 60 days after June 21, 2001 are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

(footnotes continued on next page)

(footnotes continued from previous page)

(3) Includes options to purchase 400,004 shares of common stock, 163 shares of Class A Preferred Stock and warrants for 163,000 common shares, all of the foregoing exercisable within 60 days of June 21, 2001.

(4) Includes options to purchase 41,666 shares of common stock, 18 shares of Class A Preferred Stock and warrants for 18,000 common shares, all of the foregoing exercisable within 60 days of June 21, 2001.

(5) Includes options to purchase 86,666 shares of common stock that are exercisable within 60 days of June 21, 2001.

(6) Includes options to purchase 11,666 shares of common stock, 21 shares of Class A Preferred Stock and warrants for 21,000 common shares, all of the foregoing exercisable within 60 days of June 21, 2001.

(7) Includes options to purchase 88,000 shares of common stock that are exercisable within 60 days of June 21, 2001.

(8) Includes 16,000 shares of common stock beneficially owned by Mr. Jones' spouse, Kathleen Jones, and options to purchase 50,000 shares of common stock that are exercisable within 60 days of June 21, 2001.

(9) Includes options to purchase 656,668 shares of common stock, 27 shares of Class A Preferred Stock and warrants for 27,000 common shares, all of the foregoing exercisable within 60 days of June 21, 2001.

(10) Includes options to purchase 316,666 shares of common stock, 18 shares of Class A Preferred Stock and warrants for 18,000 common shares, all of the foregoing exercisable within 60 days of June 21, 2001.

(11) Includes options to purchase 450,000 shares of common stock, 7 shares of Class A Preferred Stock and warrants for 7,000 common shares, all of the foregoing exercisable within 60 days of June 21, 2001.

(12) Includes options to purchase 18 shares of Class A Preferred Stock and Warrants for 18,000 common shares.

(13) Includes options to purchase 66,665 shares of common stock, 5 shares of Class A Preferred Stock and warrants for 5,000 common shares, all of the foregoing exercisable within 60 days of June 21, 2001.

(14) Includes options to purchase 246,000 shares of common stock that are exercisable within 60 days of June 21.

(15) See notes 3-14 above.

(16) Includes 2,175,893 shares of common stock issuable upon conversion of the remainder of a subordinated secured convertible promissory note convertible and warrants to purchase 1,399,046 shares of common stock, all of the foregoing exercisable within 60 days of June 21, 2001. The address is 3000 Hanover Street, Palo Alto, California 93404.

(17) The address is 750 Seventh Avenue, New York, New York, 10019.

(18) Includes warrants to purchase 897,779 shares of common stock that are exercisable within 60 days of June 21, 2001. The figure shown also includes deduction of 500,000 shares being sold based on Form 144 filings by i2 Technology, Inc. on April 11, 2001 and May 31, 2001. Without deduction of such shares (in the event the announced sales are not completed) the percentage of ownership would be 7.41%. The address is 11701 Luna Road, Dallas, Texas 75234.

(19) The address is 251 St. Asaphs Road, Bala Cynwyd, Pennsylvania 19004. According to a Schedule 13G filed with the Securities and Exchange Commission on January 8, 2001, RGC International Investors, LDC on its behalf and on behalf of Rose Glen Capital Management, L.P. and RGC General Partner Corp. has reported that it has shared voting power and shared dispositive power over 1,318,278 shares of Common Stock.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

NAME                                  AGE    POSITION(S)
----                                  ---    -----------
Lewis B. Kilbourne, Ph.D............   54    Chairman of the Board and Chief Executive Officer
Robert N. Baker.....................   49    President and Chief Operating Officer
Mark L. Bromberg....................   50    President of Food Service and Hospitality
Christopher R. Riley................   39    President of viaLink International, Inc.
Robert I. Noe.......................   49    Executive Vice President of Business Development
David M. Lloyd......................   50    Senior Vice President of Operations
Jack Scott..........................   50    Chief Information Officer
William P. Creasman.................   48    Vice President, Chief Financial Officer, General Counsel and Secretary
Brian M. Carter.....................   32    Vice President of Finance

         Information regarding Dr. Kilbourne and Mr. Baker is included in Proposal One.

         Mark L. Bromberg serves as our President of Food Service and Hospitality. Mr. Bromberg joined us in April 2000. From 1997 to April 2000, Mr. Bromberg served as President and Chief Executive Officer of Pinnacle Restaurant Group LLC and from 1989 to 1997 he served as President and Chief Executive Officer of East Side Mario's Restaurants, Inc. Mr. Bromberg's career spans more than 25 years in the restaurant and hospitality industries and he has served on the boards of numerous food service and hospitality industry companies and associations in both the U.S. and Canada. Mr. Bromberg received his B.S. and M.B.A. from Cornell University.

         Christopher R. Riley serves as President of viaLink International, Inc. Mr. Riley joined us in September 2000. From May 2000 to September 2000, Mr. Riley served as the Vice President, Strategic Development for Seagram Company Ltd.'s Asia Pacific Operations. From January 1996 to May 2000, Mr. Riley served as Managing Director and Chief Executive Officer of Frito Lay Australia, a division of PepsiCo. Mr. Riley brings more than 16 years of overseas experience in the consumer packaged goods and food industries. Mr. Riley received his B.S. from the University of Warwick U.K. and his M.B.A. from Cranfield Institute of Technology in the U.K.

         Robert I. Noe serves as our Executive Vice President of Business Development and is responsible for marketing, alliances and industry relations. Mr. Noe joined us in April 1999. Prior to that time, Mr. Noe served as the Vice President of Industry Solutions and in other management positions at Electronic Data Systems, a publicly traded professional services company. Mr. Noe received his B.S. and M.A. in business administration from Central Michigan University.

         David M. Lloyd serves as our Senior Vice President of Operations. Mr. Lloyd joined us in April 1999 as Vice President of Human Resources. From April 1997 to April 1999, Mr. Lloyd served as Senior Vice President of Human Resources and Administration for Fujitsu ICL Retail Systems, Inc. In that capacity, he handled all human resource and administration responsibilities for United States and Europe operations, including facilities management for all 44 Fujitsu locations in the United States. Mr. Lloyd also served as Vice President of Human Resources for Station Casinos, from June 1994 to April 1997. Mr. Lloyd received a B.S. in economics from Upsala College in New Jersey and an M.B.A. from New York Institute of Technology.

         William P. Creasman serves as our Vice President, Chief Financial Officer, General Counsel and Secretary. Mr. Creasman joined us in August 2000. From February 1987 to August 2000, Mr. Creasman served as Senior Vice President, General Counsel and Secretary of TCBY Enterprises, Inc. Mr. Creasman received his B.A. from The Johns Hopkins University and his J.D. from Wake Forest University.

         Jack Scott serves as our Chief Information Officer. Mr. Scott joined us in February 2000. From 1996 to February 2000, Mr. Scott served as Chief Information Officer and Vice President of Information Services of Unified Western Grocers Inc. His career spans more than 29 years with manufacturing, retail and the grocery industry. Mr. Scott graduated from the Honeywell School of Information Services in Fullerton, California.

         Brian M. Carter serves as our Vice President of Finance. From June 1999 through March 2001 he was Controller and Assistant Secretary of viaLink. From January 1991 through June 1999 he held various positions with Deloitte & Touche LLP, most recently as Senior Manager. He obtained his BBA in Finance and Accounting from Texas A&M University.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table provides certain summary information concerning the compensation earned by our Chief Executive Officer and each of the four other most highly compensated executive officers whose salary and bonus for 2000 was in excess of $100,000, for services rendered in all capacities to the company and our subsidiaries for the fiscal years ended December 31, 1998, 1999 and 2000. During 2000, these officers received additional non-cash compensation, perquisites and other personal benefits. However, the aggregate amount thereof did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus paid to and accrued for the individual during the year.

                           SUMMARY COMPENSATION TABLE

                                                                                                      Long-term
                                                       Annual Compensation                           Compensation
                                                       -------------------                          --------------
                                                                                                      Securities
                                                                                     Other Annual     Underlying       All Other
Name and Principal Position                     Year       Salary         Bonus      Compensation    Options/SARs     Compensation
---------------------------                     ----       ------         -----      ------------    ------------     ------------
Lewis B. Kilbourne...........................   2000     $241,538       $207,000      $242,568(1)        --                --
     Chairman of the Board                      1999      161,731         84,375                       340,000             --
     and Chief Executive Officer                1998       20,769(2)        --                         800,000          40,000(3)

Robert N. Baker..............................   2000     $211,423       $ 68,000      $123,064(1)        --                --
     President and Chief Operating Officer      1999      180,963         57,047                         --                --
                                                1998      120,713           --                         600,000             --

Robert I. Noe................................   2000     $250,000       $ 85,313                         --                --
     Executive Vice President of                1999      168,269(4)      50,395                       700,000             --
     Business Development

David M. Lloyd...............................   2000     $209,508       $ 89,040                         --                --
     Senior Vice President                      1999      137,077(4)      41,573                       500,000             --
     of Operations

Mark L. Bromberg.............................   2000     $138,462(5)    $ 46,876                       140,000             --
     President of Food Service
     and Hospitality

----------------
(1) Dr. Kilbourne and Mr. Baker received $242,568 and $123,064, respectively, to cover their moving expenses in connection with their relocation from Oklahoma City, Oklahoma to Dallas, Texas.

(2) Dr. Kilbourne was hired in October 1998 and was compensated at an annual rate of $150,000 for 1998.

(3) Dr. Kilbourne received $30,000 for his services in connection with the sale of our consulting and systems integration assets to The NetPlex Group, Inc. and $10,000 for his service as a non-employee member of the board of directors. Both of these amounts were earned prior to his employment with us.

(4) Messrs. Noe and Lloyd were hired in April 1999 and were compensated at annual rates of $250,000, $225,000 and $190,000, respectively for 1999.

(5) Mr. Bromberg was hired in April 2000 and was compensated at an annual rate of $225,000.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

         The following table contains information concerning the stock options granted to each of our executive officers named in the summary compensation table during the 2000 fiscal year. All the grants were made under our

1999 Stock Option/Stock Issuance Plan or predecessor plans. Except for the limited stock appreciation rights summarized in footnote 3, we did not grant any SARs to any of our executive officers named in the summary compensation table during the 2000 fiscal year.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                        INDIVIDUAL GRANTS(1)(2)
                             --------------------------------------------                     POTENTIAL REALIZABLE VALUE AT
                              NUMBER OF        % OF TOTAL                                     ASSUMED ANNUAL RATED OF STOCK
                              SECURITIES      OPTIONS/SARS                                    PRICE APPRECIATION FOR OPTION
                              UNDERLYING       GRANTED TO       EXERCISE                                  TERM (5)
                             OPTIONS/SARS     EMPLOYEES IN      PRICE PER                    -------------------------------
NAME                          GRANTED (3)        2000 (4)         SHARE     EXPIRATION DATE   0%       5%($)        10%($)
----                          -----------        --------       ---------   ---------------  ---       -----        ------
Lewis B. Kilbourne........        --               --              --            --           --        --             --
Robert N. Baker...........        --               --              --            --           --        --             --
Robert I. Noe.............        --               --              --            --           --        --             --
David M. Lloyd............        --               --              --            --           --        --             --
Mark L. Bromberg..........     125,000(6)         5.5%         $14.1250      May 17, 2010     --    $1,110,392    $2,813,952
                                15,000(7)         0.7%           3.8125     Dec. 11, 2010     --        35,965        91,142

----------------
(1) Each option represents the right to purchase one share of common stock and generally vests at a rate of 33% per annum over three years. If we are acquired by merger, consolidation, asset sale or tender or exchange offer, the option will accelerate in full, unless (a) the successor assumes the option, (b) the option is replaced with a cash incentive program of the successor which preserves the option spread or (c) the acceleration of the option is restricted by limitations imposed at the time of the grant. In the event the option does not otherwise accelerate, the option will accelerate in full if the individual's position is involuntarily terminated within eighteen (18) months after a merger, consolidation, asset sale or tender or exchange offer, and remain exercisable for the one-year following such termination or sooner termination of the option. Each option expires on the earliest to occur of (a) ten years from the date of grant, (b) three (3) months following termination of the individual's employment us, other than by death or permanent disability or (c) twelve months following termination of the individual's employment with us, death or permanent disability. All options were granted at fair market value as determined by the board of directors on the date of the grant.

(2) The compensation committee has the authority to cancel outstanding options in return for the grant of new options. These new options may be for the same or a different number of option shares with an exercise price based upon the fair market value of the common stock on the new grant date.

(3) The options include a "limited stock appreciation right" pursuant to which the options may, upon successful completion of a hostile tender offer for more than 50% of the total combined voting power of our outstanding securities or change in the composition of the board of directors through contested elections, be surrendered to us in return for a cash payment equal to the excess of (a) the then market price of the shares of common stock subject to the surrendered option or, if higher, the highest price paid per share of common stock in the tender offer over (b) the exercise price payable for those shares.

(4)      The total number of options granted to employees in 2000 was 2,254,000.

(5) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 0%, 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future common stock prices. These amounts represent assumed rates of appreciation in the value of our common stock from the deemed fair market value for accounting purposes on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

(6)      Options granted on May 17, 2000.

(7)      Options granted on December 11, 2000.

FISCAL YEAR-END OPTION VALUES

         The following table sets forth information concerning the number and value of unexercised options held by each of our Named Officers as of December 31, 2000.

                            FISCAL 2000 OPTION VALUES

                            Shares                          Number of Securities Underlying          Value of Unexercised
                           Acquired           Value             Unexercised Options at             In-the-Money Options at
                          on Exercise      Realized(1)             December 31, 2000                 December 31, 2000(2)
                          -----------      ----------      -------------------------------       -----------------------------
Name                                                       Exercisable       Unexercisable       Exercisable     Unexercisable
----                                                       -----------       -------------       -----------     -------------
Lewis B. Kilbourne....        --               --             656,668           403,332           $1,068,758        $412,492
Robert N. Baker.......        --               --             400,004           199,996              815,008         407,492
Robert I. Noe.........        --               --             250,000           450,000                --              --
David M. Lloyd........        --               --             183,333           316,667                --              --
Mark L. Bromberg......        --               --               --              140,000                --              --

----------------
(1) The value realized of shares acquired on exercise was determined by subtracting the exercise price of the fair market value of our common stock on the exercise date multiplied by the number of shares exercised.

(2) Value is determined by subtracting the exercise price from the fair market value of our common stock as of December 29, 2000 of $2.813, based on the closing sales price of our common stock as reported on the Nasdaq National Market and multiplying by the number of shares underlying the options.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

     DR. KILBOURNE AND MR. BAKER

         On October 1, 1998, we entered into employment contracts with Lewis B. Kilbourne and Robert N. Baker. Under the contracts, we will pay an annual base salary of $150,000 to Dr. Kilbourne and $175,127 to Mr. Baker. Dr. Kilbourne and Mr. Baker are each also eligible to receive an annual bonus equal to 50% of his then current annual salary.

         Under these contracts, we granted to each of Dr. Kilbourne and Mr. Baker incentive stock options for the purchase of 200,000 shares of common stock under our 1995 Stock Option Plan and non-qualified stock options for the purchase of 400,000 shares of common stock under the 1998 Non-Qualified Stock Option Plan. Both the incentive stock options and the non-qualified stock options vest and become exercisable over a three year period. The options granted to Dr. Kilbourne have an exercise price of $0.75 per share. The incentive stock options granted to Mr. Baker are exercisable for $0.83 per share and the non-qualified stock options are exercisable for $0.75 per share. Dr. Kilbourne's incentive stock options expire on February 28, 2005 and his non-qualified stock options expire on October 31, 2007. Mr. Baker's incentive stock options expire on September 29, 2007 and his non-qualified stock options expire on September 30, 2003. In the event the contracts with Dr. Kilbourne and Mr. Baker are terminated or specific corporate reorganization events occur, any non-exercisable options will become fully exercisable.

         Each employment contract has a term of three years and is subject to automatic renewal on a year-to-year basis, unless either party provides six-months prior written notice of termination. If we terminate the contracts for any reason, other than for "cause" (as defined in the agreement), or if Dr. Kilbourne or Mr. Baker terminate their contract for any reason other than an uncured breach, Dr. Kilbourne or Mr. Baker will be entitled to:

             o the continuation of his then current salary and the benefits provided pursuant to the agreement;

             o    a one time payment in the amount of the greater of:

                  (A) the bonus due, or

                  (B) 15% of the salary payable for such quarter; and

             o    a lump sum payment of $400,000.

         The compensation committee of the board of directors approved amendments to Dr. Kilbourne's employment agreement in August 1999, June 2000 and October 2000, resulting in an increase in Dr. Kilbourne's annual compensation to $310,000 and an increase to his annual bonus to 100% of his then current annual salary. In addition, in connection with the August 1999 amendment, we granted non-qualified options to purchase 200,000 shares of common stock under the 1999 plan to Dr. Kilbourne. These options vest and become exercisable over a three-year period and have a current exercise price of $3.81 per share. All of the options expire on September 3, 2009.

     MESSRS. NOE AND LLOYD

         In April 1999, we entered into employment contracts with Robert I. Noe and David M. Lloyd. Under these contracts, we will pay an annual base salary of $250,000 to Mr. Noe and $190,000 to Mr. Lloyd. Mr. Noe is also eligible to receive an annual bonus equal to 50% of his then current annual salary, and Mr. Lloyd is also eligible to receive an annual bonus equal to 33% of his then current annual salary.

         In connection with their employment contracts, we granted non-qualified stock options to purchase 600,000 and 400,000 shares of common stock under the 1999 plan to Messrs. Noe and Lloyd, respectively. The options vest and become exercisable over a three-period and have a current exercise price of $3.61. All of the options expire on May 21, 2009.

         Each employment contract has a one year term with automatic renewal on a year-to-year basis, unless either party provides 30 days prior written notice of termination. If we terminate the contract for any reason other than for "cause" (as defined under the applicable agreement), Messrs. Noe and Lloyd will be entitled to a lump sum payment equal to his then current annual salary.

         In March 2000, the compensation committee of the board of directors approved an amendment to each of these employment contracts to extend the initial term until May 25, 2001.

     MR. SCOTT

         In January, 2000, we entered into an at will employment agreement with Jack Scott. Under this contract, we will pay Mr. Scott an annual salary of $157,500. Mr. Scott is also eligible to receive an annual performance bonus of 25% of his annual salary paid in quarterly installments if he satisfies certain criteria established by our President.

         In connection with his employment agreement, we granted Mr. Scott non-qualified stock options to purchase 160,000 shares of common stock under the 1999 plan. The options vest and become exercisable over a three-year period and have a current exercise price of $17.50. All of the options expire on January 17, 2010.

         The compensation committee approved amendments to Mr. Scott's employment agreement in September 2000, increasing his annual compensation to $190,000 and granting him an additional 40,000 non-qualified stock options under the 1999 plan at an exercise price of $8.906, which expire on September 25, 2010.

     MR. BROMBERG

         In April 2000, we entered into an employment agreement with Mark L. Bromberg. Under this contract, we will pay Mr. Bromberg an annual salary of $225,000. Mr. Bromberg is also eligible to receive an annual performance bonus of $75,000 paid in quarterly installments if he satisfies certain criteria established by our Chief Executive Officer. The agreement guaranteed the payment of a $18,750 bonus to Mr. Bromberg for the fiscal quarter ending June 30, 2000.

         In connection with his employment agreement, we granted non-qualified stock options to purchase 125,000 shares of common stock under the 1999 plan to Mr. Bromberg. The options vest and become exercisable over a three-year period and have a current exercise price of $14.125. All of the options expire on May 17, 2010.

         The employment agreement is at will. However, if we terminate Mr. Bromberg without cause, Mr. Bromberg will be entitled to severance equal to six month salary, payable in twelve monthly installments.

     MESSRS. CREASMAN AND CARTER

         In May, 1999 we entered into an employment agreement with Mr. Carter for an annual base salary of $90,000. Mr Carter was also granted 120,000 non-qualified options under the 1999 plan at a $3.6125 exercise price, which expire on May 24, 2009. He is also eligible for bonus of 30% of his base salary annually upon meeting performance criteria that are set quarterly by the C.F.O. In December, 1999, September, 2000 and December, 2000 the compensation committee approved amendments of his agreement which raised his salary to its current level of $150,000 and granted him additional options under the 1999 plan numbering 20,000 at a $15.22 exercise price expiring on December 20, 2009, 20,000 options at a $8.906 exercise price expiring September 25, 2010 and 5,000 options at an exercise price of $3.8125 expiring December 11, 2010.

         In June, 2000 we entered into an employment agreement with Mr. Creasman, for employment starting in August, 2000. Under this contract, we will pay him an annual base salary of $225,000. Mr. Creasman was also granted 35,000 non-qualified options under the 1999 plan at a $10.06 exercise price, which expire on June 5, 2010. He is also eligible for a bonus of fifty percent of his base salary annually upon meeting performance criteria that are set quarterly by the C.E.O.

         In March, 2001 we also entered into executive security agreements with each of Messrs. Creasman and Carter. The executive security agreements provide that, if within one year of a change in control of the company Messrs. Creasman's or Carter's employment is terminated, whether voluntarily or involuntarily, the company is obligated to make a single, lump sum cash severance payment to the executive equal to two times the executive's annualized includible compensation for a base period consisting of the most recent five taxable years ending before the date on which the change of control occurs.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

         None of our officers or employees served as a member of the compensation committee of the board of directors in the last fiscal year. None of our current executive officers has served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board of directors or compensation committee during the last fiscal year.

                          COMPENSATION COMMITTEE REPORT

         The compensation committee provides guidance and periodic monitoring for all corporate compensation, benefit, perquisite, and employee equity programs. The Compensation Committee's actions will generally relate to overall considerations, policy, and strategy. The administration of all compensation plans is the responsibility of management. However, the compensation committee specifically reviews and authorizes specific actions on the following matters:
(a) compensation, benefit, perquisite, and equity action for all corporate officers and for all others with annual base salaries in excess of $100,000.00,
(b) all employee equity plans and individual equity grants, (c) all individual awards to all corporate officers, (d) benefit plans, and (e) succession planning for corporate officers. The members of the compensation committee are Messrs. Jones and Wright and Ms. Hale, all non-employee directors of the company. This report addresses our compensation practices relating to executive officers in fiscal 2000.

         The company's executive compensation practices are designed to attract, retain and motivate key employees while maximizing shareholder value by combining annual and long-term compensation to executives. The company seeks to provide compensation that motivates executives by recognizing and rewarding individual initiative and achievement. Long-term compensation to executives is based on stock ownership by management and is designed to ensure that such executives have a continuing stake in the long-term success of the company.

     Compensation Elements

         For fiscal 2000, the company's executive compensation program consisted of base salary, quarterly cash bonuses based on performance, and equity-based compensation. Compensation paid during fiscal 2000 reflected an emphasis on determining pay on an individualized basis.

         Base Salary. Executive's base salaries are periodically reviewed to determine if such salaries are comparable to the base salaries of others holding similar positions in the company's industry. Subjective measures of performance include a review of each executive's past and anticipated level of performance and level and scope of responsibility.

         Cash Bonuses. Criteria for bonuses for executive officers are set and determined by the board of directors and decisions are made quarterly concerning such awards.

         Stock Options. The company's long-term incentive program is based on the company's 1999 Stock Option/Stock Issuance Plan and predecessor plans. The committee reviews and authorizes the award of stock options at the fair market value on the date of grant, in amounts, to persons, and at times it believes appropriate. Options granted may include, in the committee's discretion, limited stock appreciate rights pursuant to which the options may, upon the occurrence of certain change in control events, be surrendered to the company in return for a specified cash payment. In determining whether to grant options, the committee reviews the options previously granted and exercised, the company's performance as determined in the market price of its stock, individual performance and potential contribution to the company and the perceived need of providing additional long-term incentives to the individual under consideration. Based on these criteria, an aggregate of 140,000 options to acquire shares of the company's common stock were granted to Mr. Bromberg during fiscal 2000.

     CEO Compensation

         The compensation committee's general approach in reviewing Mr. Kilbourne's annual compensation is to seek to be competitive with other companies of a similar size in the company's industry, to recognize and reward initiative, overall corporate performance and managerial ability, and to provide long-term incentive to increase shareholder value. In setting Mr. Kilbourne's cash compensation, the committee targeted Mr. Kilbourne's cash compensation to fall within the range of such amounts. The committee also considered corporate financial results based on Mr. Kilbourne's efforts during fiscal 2000. Based on these factors, the compensation committee found it appropriate to that Mr. Kilbourne be awarded a total bonus of $207,000 during the course of fiscal 2000.

                              Warren D. Jones
                              Sue A. Hale (Chair of the committee)
                              Jimmy M. Wright

                             STOCK PERFORMANCE GRAPH

         The graph below shows a comparison for the period commencing November 21, 1996 (the date of the commencement of the Company's initial public offering) through December 31, 2000 of the cumulative total stockholder returns for the Company's common stock, the NASDAQ Stock Market (U.S.), and the NASDAQ Computers and Data Processing Sector Index, assuming a $100 investment on November 21, 1996. The Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the company's stock. Information used in the graph was obtained from NASDAQ, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

                               [PERFORMANCE GRAPH]

The figures on which the above graph is based are also set forth in the following table:

Date:             A        B        C
11/21/96          100      100      100
12/31/96           93      103      103
12/31/97           66      125      123
12/31/98          188      174      225
12/31/99         1353      323      462
12/31/00          209      196      257

As of the date shown:

Column A is the calculated value of an initial $100 investment in The viaLink Company. Column B is the calculated value of an initial $100 investment based on the NASDAQ index. Column C is the calculated value of an initial $100 investment based on NASDAQ Computer and Data Processing Index.

                              CERTAIN TRANSACTIONS

PAYMENTS AND OPTION GRANTS TO OFFICERS

         For a description of payments and option grants to executive officers, see the information in Proposal One and "Executive Compensation and Other Information - Summary of Cash and Certain Other Compensation," "-Stock Options and Stock Appreciation Rights" and " -Employment Contracts, Termination of Employment and Change in Control Arrangements."

TRANSACTIONS WITH CERTAIN EXECUTIVE OFFICERS

         On February 7, 2001, we entered into a Subscription Agreement with Lewis B. Kilbourne, Robert N. Baker, Mark L. Bromberg, Christopher R. Riley, Robert I. Noe, David M. Lloyd, William P. Creasman and Jack Scott whereby those executive officers subscribed to purchase an aggregate of $761,750 of Series A Convertible Participating Preferred Stock and Series A Warrants. Purchases pursuant to the Subscription Agreement were consummated in April, 2001 following stockholder approval.

TRANSACTIONS WITH HEWLETT-PACKARD

         On February 4, 1999, we entered into a Note Purchase Agreement with Hewlett-Packard pursuant to which Hewlett-Packard purchased from us a $6.0 million Secured Subordinated Promissory Note. Upon approval by our stockholders in May 1999, the note was exchanged for a Subordinated Secured Convertible Promissory Note, convertible into common stock at a price of $1.75 per share. This note is secured by our current intellectual property and intellectual property we may acquire in the future. Hewlett-Packard may convert the note to common stock beginning on August 5, 2000. The terms of our loan from Hewlett-Packard contemplate that we will use up to 50% of the loan amount to purchase Hewlett-Packard products and services. In addition, Hewlett-Packard has a right to have an advisor present at our board meetings. In connection with our February, 2001 financing, and following its approval by our stockholders in March, 2001, Hewlett Packard converted half of the outstanding balance of the loan into 2,175,893 shares of common stock; in the same transaction we agreed to retire the remaining balance of $3,807,813 in twelve equal monthly payments starting and ending in 2002.

         On March 22, 2000, as part of a private placement, we issued 66,801 shares of our common stock and a warrant to purchase an additional 14,388 shares of our common stock at an exercise price of $29.19 per share to Hewlett-Packard in exchange for $2.0 million.

TRANSACTIONS WITH CAP, GEMINI, ERNST & YOUNG

         On May 3, 1999, we entered into a strategic relationship with Cap, Gemini, Ernst & Young U.S. LLC whereby Cap, Gemini was to provide us with its consulting services in connection with our syncLink and other services. In connection with this agreement, we agreed to pay Cap, Gemini a royalty for a period of two years beginning on the date of agreement. This royalty was equal to 7% of our revenues from subscription services which it provided to suppliers and retailers of food and consumer packaged goods. If at least ten of Cap, Gemini's "Tier 1" clients in the CPG and grocery industries subscribed to our services during the initial two-year term, we would have been required to continue the royalty payments in perpetuity. Cap, Gemini would not have received any royalties for services we provided to clients for which Ernst & Young serves as the principal independent auditor, nor would the clients subject to the reporting requirements of the federal securities laws for which Ernst & Young serves as the principal independent auditor be counted as one of Cap, Gemini's "Tier 1" clients that it brought to us. As a part of this agreement, we issued a warrant to Cap, Gemini pursuant to which it purchased 1,000,000 shares of our common stock at a price of $2.00 per share. As of May 3, 2001, Cap, Gemini had not met the performance minimums set forth in the agreement, and thus the agreement was terminated. We continue to work with Cap, Gemini on an ad hoc basis.

TRANSACTIONS WITH i2 TECHNOLOGIES

         On October 12, 1999, we entered into a strategic relationship with i2 Technologies, Inc. primarily to integrate the products and services of the two companies, extend the solutions across multiple industries and develop joint sales and marketing programs. As a part of this relationship, i2 Technologies invested $5.0 million in us in exchange for 895,536 shares of our common stock and a warrant to purchase an additional 883,391 shares of our common stock at an exercise price of $5.66 per share. Additionally, we agreed to pay i2 Technologies a royalty of 5% of syncLink and Chain Pricing subscription revenues during the term of the agreement. We also agreed to pay i2 additional royalties based upon subscription revenues received from new customers with whom i2 Technologies had "significant involvement" in the sales process. i2 Technologies agreed to pay us a royalty based upon revenues i2 received from providing the syncLink and Chain Pricing services outside of the CPG and grocery industries. The initial term of the agreement was to expire on December 31, 2003 and automatically renew on a year-to-year basis thereafter unless terminated by either party. On March 22, 2000, as part of a private placement, we issued 66,801 shares of our common stock and a warrant to purchase an additional 14,388 shares of our common stock at an exercise price of $29.19 per share to i2 Technologies in exchange for $2.0 million. Effective January 29, 2001, we terminated the agreement with i2. We ceased paying royalty amounts to i2 as of that date.

INDEMNIFICATION

         In addition to the indemnification provisions contained in our bylaws, we have entered into separate indemnification agreements with each of our directors and officers. These agreements require us, among other things, to indemnify such director or officer against expenses (including attorneys' fees), judgments, fines and settlements paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer of the company (other than liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by us.

         All future transactions between us and our officers, directors, principal stockholders and affiliates will be approved by a majority of the independent and disinterested members of the board of directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         The members of the board of directors, our executive officers and persons who hold more than 10% of a registered class of our equity securities are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which requires them to file reports with respect to their ownership and changes of ownership with the Securities and Exchange Commission and the Nasdaq Stock Market. Officers, directors and 10% stockholders are required by the SEC regulations to furnish us with all Section 16(a) forms they file. Based solely upon (a) the copies of Section 16(a) reports which we received from such persons for their 2000 fiscal year transactions in the common stock and their common stock holdings, and (b) the written representations received from one or more of such persons that no other reports were required to be filed by them for the 2000 fiscal year, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and greater than 10% beneficial owners.

                             AUDIT COMMITTEE REPORT

         The audit committee reports as follows with respect to the audit of our 2000 audited consolidated financial statements.

         Management is responsible for the company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The committee's responsibility is to monitor and oversee these processes.

         In this context, the committee has met and held discussions with management and the independent accountants. Management represented to the committee that the company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         The company's independent auditors also provided to the committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with the independent auditors that firm's independence.

         Based upon committee's discussion with management and the independent auditors and the committee's review of the representation of management and the report of the independent auditors to the committee, the committee recommended that the board of directors include the audited consolidated financial statements in the company's Annual Report on Form 10-KSB for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                   Warren D. Jones (Chair)
                                   Sue A. Hale
                                   Jimmy M. Wright

         Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings made by us under those statutes, the Audit Committee Report, Audit Committee Charter and reference to the independence of the Audit Committee members are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes.

                                  ANNUAL REPORT

         A copy of our Annual Report to Stockholders for fiscal 2000 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material.

                                   FORM 10-KSB

         We filed our annual report on Form 10-KSB with the SEC on February 23, 2001. Stockholders may obtain a copy of this report, without charge, by writing to William P. Creasman, Vice President, Chief Financial Officer, General Counsel and Secretary, at our executive offices located at 13155 Noel Road, Suite 800, Dallas, Texas 75240



                                 THE BOARD OF DIRECTORS OF THE VIALINK COMPANY

Dated: June 28, 2001

                                   APPENDIX A

                          AMENDED AND RESTATED CHARTER
                            OF THE AUDIT COMMITTEE OF
                  THE BOARD OF DIRECTORS OF THE VIALINK COMPANY

I.       MEMBERSHIP

         The Audit Committee shall be comprised of three or more independent directors elected by the Board of Directors for a one-year term, all of whom (except as otherwise permitted) shall meet the requirements of NASD Marketplace Rule 4310(c)(26) (the "Nasdaq Policy"). The Chairman, if any, of the Committee shall be appointed by the Board.

                  In addition to the other requirements of the Nasdaq Policy, all members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

II.      PURPOSE

                  The Audit Committee shall provide assistance to the Board of Directors in fulfilling their responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting, reporting practices of the Corporation and the quality and integrity of the financial reports of the Corporation. The Audit Committee's primary duties and responsibilities are to:

o Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation.

o Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Corporation.

o Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policy.

                  The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section III of the Charter.

III.     RESPONSIBILITIES AND DUTIES

                  To fulfill its responsibilities and duties, the Audit Committee shall:

A.   Recommend independent auditors to the Board of Directors.

B. On an annual basis, obtain a formal written statement from the independent auditors delineating all relationships between the auditors and the Corporation consistent with Independence Standards Board Standard 1 and review and discuss with the auditors all significant relationships the auditors have with the Corporation to determine the auditors' independence.

C. Review the intended scope of the annual audit and the audit methods and principles being applied by the independent auditors and the fees charged by the independent auditors.

D. Review the performance of independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

E. Review and discuss the results of the audit with both the independent auditors and management.

F. Review the Corporation's significant accounting principles, policies and practices.

G. In conjunction with the independent auditors, review the integrity of the Corporation's financial reporting processes, both internal and external.

H. Review the annual financial statements before their submission to the Board of Directors for approval.

1. Review with financial management and the independent auditors the Corporation's quarterly financial results prior to the release of earnings and/or the Corporation's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Corporation's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item J.) The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

J. Discuss certain matters required to be communicated to the audit committees in accordance with AICPA Auditing Standards (SAS) No. 61, including:

1.   The auditors' responsibility under Generally Accepted Auditing Standards;

2.   Significant accounting policies;

3.   Management judgments and accounting estimates;

4.   Significant audit adjustments;

5.   Other information in documents containing audited financial statements;

6. Disagreements with management including accounting principles, scope of audit and disclosures;

7.   Consultation with other accountants by management, and

8.   Difficulties encountered in performing the audit.

K. On at least an annual basis, review with the Corporation's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Corporation's compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.

L. On an annual basis, review this Charter to ensure compliance with the Nasdaq Policy and, if any be required, recommend changes to the Board.

IV.  FREQUENCY AND TIMING

                  The Audit Committee will meet from time to time whenever appropriate in order to discharge the functions specified in this charter. A majority of the Committee will constitute a quorum for the conduct of business.

V.       MINUTES

                  Minutes will be kept of each meeting of the Audit Committee and will be provided to each member of the board. Any action of the Audit Committee shall be subject to revision, modification, rescission or alteration by the Board of Directors, provided that no neglect of third parties shall be affected by any such revision, modification, rescission or alteration.

                                      *****

                               THE VIALINK COMPANY
                                      PROXY

                 Annual Meeting of Stockholders, August 3, 2001

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               THE VIALINK COMPANY

        The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held August 3, 2001 and the Proxy Statement and appoints Lewis B. Kilbourne and William P. Creasman, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of The viaLink Company (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the WESTIN HOTEL GALLERIA, 13340 DALLAS PARKWAY, DALLAS, TEXAS 75240, ON AUGUST 3, 2001 AT 2:00 P.M. (CENTRAL DAYLIGHT SAVINGS TIME) (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

        PLEASE CIRCLE THE WORDS INDICATING YOUR VOTE NEXT TO EACH ITEM:

        1.     To elect two (2) Class II directors to the Company's Board of Directors to serve for a three-year term each ending in the year 2004 or until their respective successors are duly elected and qualified.

               Robert N. Baker                    IN FAVOR               AGAINST                WITHHOLD AUTHORITY TO
                                                                                                     VOTE

               Warren D. Jones                    IN FAVOR               AGAINST                WITHHOLD AUTHORITY TO
                                                                                                     VOTE

        2.     IN FAVOR   AGAINST     ABSTAIN     To ratify the appointment of KPMG LLP as independent auditors of the
                                                  Company for the fiscal year ending December 31, 2001.

        3.     In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the Annual Meeting.

        The Board of Directors recommends a vote IN FAVOR OF each of the directors listed above and a vote IN FAVOR
OF each the listed proposal. This Proxy, when properly executed, will be voted as specified above. IF NO SPECIFICATION IS
MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF EACH OF THE DIRECTORS LISTED ABOVE AND IN FAVOR OF THE OTHER
PROPOSALS.

        Please print the name(s) appearing on each share certificate(s) over which you have voting authority:
                                          ------------------------------------------------------------------------------
                                                                     (Print name(s) on certificate)
        Please sign your
        name:                                                                       Date:
             ----------------------------------------------------------------             ------------------------------
                               (Authorized Signature(s))